UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2010

GLOBAL HEALTH VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-137888	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

409 Granville Street, Suite 1023

Vancouver, British Columbia, Canada V6C 1T2
(Address of principal executive offices)

(604) 324-4844
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2010, our board of directors approved the issuance of options to acquire up to 5,200,000 shares of our common stock to our directors and officers, pursuant to the terms of option agreements entered with each of them, exercisable for a period of five years at a price of $0.07 per share and vesting as to 4% of the options granted per month beginning December 1, 2010 as follows: (i) 4,000,000 options to Hassan Salari, (ii) 400,000 options to Audrey Lew, (iii) 400,000 options to Christian Bezy, and (iv) 400,000 options to David Filer. In addition, all outstanding options to acquire up to 2,000,000 shares of our common stock at a price of $0.70 per share issued to our directors and officers in July 2009 were terminated pursuant to option termination agreements between us and each of our directors and officers.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Option Termination Agreement

10.2	Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010	GLOBAL HEALTH VENTURES INC.

By: /s/ Hassan Salari
Hassan Salari
President